UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2022 (October 11, 2022)

RYMAN HOSPITALITY PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee	37214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.01	RHP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Ryman Hospitality Properties, Inc., a Delaware corporation (the “Company”), announced on October 11, 2022 that Colin Reed will assume the position of Executive Chairman of the Board of Directors of the Company effective January 1, 2023, and that Mark Fioravanti will assume the position of Chief Executive Officer of the Company effective January 1, 2023. Mr. Fioravanti will continue serving as President of the Company. Each of Mr. Reed and Mr. Fioravanti will continue to serve as an employee member of the Company’s board of directors.

A description of the respective business backgrounds and experience of Mr. Reed, age 75, and Mr. Fioravanti, age 61, is incorporated herein by reference to the information included under the heading “Information About Our Executive Officers” in Part I, Item 1 of the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“Commission”) on February 25, 2022, and with respect to Mr. Fioravanti, in the Company’s Current Report on Form 8-K filed with the Commission on March 1, 2022.

Mr. Reed and Mr. Fioravanti’s change in duties were not made pursuant to any arrangement or understanding between Mr. Reed or Mr. Fioravanti, as applicable, and any other person. Neither Mr. Reed nor Mr. Fioravanti has any family relationships that would require disclosure under Item 401(d) of Regulation S-K in this Current Report on Form 8-K, and, except for previously disclosed compensation arrangements and as otherwise described in this Current Report on Form 8-K, neither Mr. Reed nor Mr. Fioravanti is a party to any material plan, contract or arrangement with the Company. Neither Mr. Reed nor Mr. Fioravanti is a party to or has any direct or indirect material interest in any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K in this Current Report on Form 8-K.

In connection with each of Mr. Reed’s and Mr. Fioravanti’s respective change in duties, each of Mr. Reed and Mr. Fioravanti entered into an amendment to his employment agreement, dated as of October 11, 2022 and effective January 1, 2023 (each, an “Amendment”). Mr. Reed’s Amendment reflects Mr. Reed’s new responsibilities as Executive Chairman and lower 2023 annual base salary of $500,000 (a decrease of $600,000). Mr. Fioravanti’s Amendment reflects Mr. Fioravanti’s increased responsibilities and increased 2023 annual base salary of $850,000 (an increase of $100,000). The salary changes and the anticipated changes to 2023 short-term incentive compensation amounts and anticipated long term incentive plan equity grants resulting from the changes to salaries, represent an annual savings of approximately $2,000,000, excluding Mr. Fioravanti’s one-time promotion restricted stock grant described below.

Further, the provisions regarding severance compensation payable upon termination without cause or resignation for good reason following a change of control were modified in the Amendments as set forth below:

•	If Mr. Reed or Mr. Fioravanti is terminated without cause (or he resigns for good reason) during the 1-year period immediately following a Change of Control (as defined in his employment agreement), he will be entitled to receive a cash severance payment equal to:

o	Three times his base salary for the year in which the termination occurs, plus

o	Three times the greater of (x) his annual short-term cash incentive compensation for the year preceding the date of termination or (y) the average of the prior three years’ short-term cash incentive compensation (which represents a reduction from the former term based on the highest of the prior three years’ short-term cash incentive compensation).

In addition, for Mr. Fioravanti, the provisions regarding severance compensation payable upon termination without cause or resignation for good reason (absent a change in control) were modified in his Amendment as set forth below (changing a one-time multiple to two times in the severance formula and extending the relevant equity vesting period from one year to two years):

•	If Mr. Fioravanti is terminated without cause (or he resigns for good reason) absent a Change of Control, he will be entitled to receive a cash severance payment equal to:

o	Two times his base salary for the year in which the termination occurs, plus

o	Two times his annual short-term cash incentive compensation for the year preceding the date of termination.

•	In such event, Mr. Fioravanti will also be entitled to receive the accelerated vesting of restricted stock and stock option awards that would have vested within two years of the date of termination.

The Company has also made a one-time promotion grant to Mr. Fioravanti of 12,500 shares of restricted stock under the Company’s 2016 Omnibus Incentive Plan, as amended, vesting 50% on the third anniversary of the grant date and 50% on the fourth anniversary.

A copy of Mr. Reed’s Amendment is included as Exhibit 10.1, and a copy of Mr. Fioravanti’s Amendment is included as Exhibit 10.2, to this Current Report on Form 8-K. The description of the Amendments included in this Current Report on Form 8-K is a summary, is not complete and is qualified in its entirety by reference to the terms of the Amendments filed as Exhibit 10.1 and Exhibit 10.2 hereto and each of Mr. Reed’s and Mr. Fioravanti’s previously filed employment agreements.

For additional information regarding Mr. Reed’s and Mr. Fioravanti’s 2022 base salaries, 2022 short-term cash incentive compensation targets as a percentage of 2022 base salary, and 2022 long-term incentive awards, reference is made to Exhibit 10.31 to the Company’s Annual Report on Form 10-K filed with the Commission on February 25, 2022, and the Company’s Proxy Statement for the Annual Meeting of Shareholders filed with the Commission on April 5, 2022.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

10.1	Fifth Amendment to Employment Agreement, dated as of October 11, 2022, between the Company and Colin Reed.

10.2	Fifth Amendment to Employment Agreement, dated as of October 11, 2022, between the Company and Mark Fioravanti.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYMAN HOSPITALITY PROPERTIES, INC.

Date: October 11, 2022	By:	/s/ Scott J. Lynn
	Name:	Scott J. Lynn
	Title:	Executive Vice President, General Counsel and Secretary